EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121184) of Alpha Pro Tech, LTD. of our report dated March 10, 2009, except for the effect of the change in segments in 2008 and 2007 as discussed in Note 13 to the consolidated financial statements, for which the date is March 10, 2010, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Salt Lake City, UT
March 10, 2010